                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the audit of Security Systems, Inc. dated June 4, 2004 in
Amendment No. 1 to the Registration Statement (Form S-4, No. 333-119127) and
related Prospectus of Allied Security Holdings LLC for the registration of
$180,000,000 of its 11.375% Senior Subordinated Notes due 2011.

                                                           /s/ Ernst & Young LLP

Philadelphia, PA
January 5, 2005